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                                                                    EXHIBIT 10.5


                        AMENDMENT TO EMPLOYMENT AGREEMENT


     THIS AMENDMENT TO EMPLOYMENT AGREEMENT is entered into as of March 31, 2004 (the "Amendment") by and among Commonwealth Energy Corporation, a California corporation (the "Company"), Commerce Energy Group, Inc. ("Commerce"), and John
A. Barthrop ("Employee").

     WHEREAS, the parties entered into a certain Employment Agreement dated as of November 1, 2000, a copy of which is attached hereto as Exhibit A (the "Employment Agreement," the defined terms of which shall be used in this Amendment unless otherwise defined herein);

     WHEREAS, pursuant to Section 3.3 of the Employment Agreement, upon the occurrence of a Change of Control (as defined in the Employment Agreement) of the Company, the Employee has the right to receive certain bonus payments. Pursuant to Section 3.5 of the Employment Agreement, upon the occurrence certain sales of assets and change of control events, the Employee shall have the right to require the Company to repurchase from the Employee all capital stock and stock options then owned by or owing to Employee at an aggregate repurchase price equal to the lesser of (a) $10.00 per share or (b) two (2) times the then aggregate price value (as defined in the Employment Agreement) of the Company's capital stock;

     WHEREAS, the Company intends to complete a reorganization transaction (the "Transaction") pursuant to which (a) a newly formed subsidiary of Commerce would be merged with and into the Company; (b) the Company would be the surviving corporation in the merger; and (c) the Company would become a wholly-owned subsidiary of Commerce;

     WHEREAS, as currently contemplated, the Transaction may constitute a Change of Control (as defined in the Employment Agreement) and may trigger (a) the payment of a bonus under Section 3.3 of the Employment Agreement and (b) and the Employee's right to exercise the stock repurchase option under Section 3.5 of the Employment Agreement;

     WHEREAS, in order to facilitate the Transaction, and in consideration of the cash payment provided for by and the other provisions of this Amendment, Employee is willing to amend the Employment Agreement to modify certain of the terms thereof, including amending Sections 3.3 and 3.5 to effectively waive in connection with the Transaction (a) any payment of a bonus under Section 3.3 of the Employment Agreement and (b) any right to exercise the stock repurchase option under Section 3.5 of the Employment Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, do hereby agree as follows:

     1. Agreements Between the Company and Employee. Employee represents, warrants and agrees that this Agreement and the Employment Agreement are the only agreements between the Company and Employee relating to the Employee's employment with the Company, and that any other employment agreement purportedly between the Company and Employee is void and of no force or effect.

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     2. Issuance of Stock Options. The Company shall issue to Employee an option to purchase 125,000 shares of Commonwealth common stock at an exercise price of $1.92 per share (the "New Options"), which shall be fully vested and immediately exercisable as of the date of grant under Commonwealth's 1999 Equity Incentive Plan, as amended ("the Plan"). The New Options shall be non-qualified and subject to the terms of the Plan. Notwithstanding any earlier termination of Employee's employment with the Company, the New Options may be exercised at any time for a period of ten (10) years following the date of this Amendment or seven (7) years following the termination of Employee's employment with the Company, Commerce or any of the Affiliated Entities, whichever is earlier. The New Options will be evidenced by a stock option grant agreement or other agreement in the form customarily used by the Company in connection with grants of stock options and with terms consistent with those set forth herein.

     3. Amendment to Paragraph 1. Paragraph 1 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

          "1. Term of Employment. The Company hereby employs Employee and Employee accepts such employment for a term of fifty-two (52) months, commencing on November 1, 2000 and terminating on December 31, 2004 (the "Initial Term"); notwithstanding the foregoing, however, the term of this Agreement is subject to termination as provided in Paragraph 7, below. Employee's employment shall continue after the Initial Term until either of the parties hereto terminates this Agreement and the employment relationship in accordance with the provisions of Paragraph 7 of the Agreement."

     4. Amendment of Paragraph 2. Paragraph 2 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

          "2. Title and Responsibilities.

          "2.1 During the term of this Agreement, Employee shall serve as General Counsel and Secretary of the Company, and General Counsel and Senior Vice President of Commerce. With the consent of both parties, Employee shall have such other positions with Commerce, the Company or any parent, affiliate or subsidiary of the Company ("Affiliated Entities") as the board of directors of Commerce, the Company or any of the Affiliated Entities shall decide from time to time. Employee shall have such duties, responsibilities and authority as the board of directors of the Company, Commerce, or any of the Affiliated Entities employing Employee shall determine. Employee's office location shall at all times be in offices of the Company located in Orange County, California; provided, however, that commencing on July 30, 2004, Employee shall, with the prior consent of the Company's Chief Executive Officer, be permitted to work out of his home in Grover Beach, California, as long as he is reasonably available to provide the services required by this Agreement. Employee may be required to travel from time to time to the extent reasonably necessary to the performance of his duties hereunder.

          "2.2 Employee shall in good faith and consistent with his ability, experience and talent perform the duties set forth in this Paragraph 2, and shall


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     devote substantially all of his productive time and efforts to the performance of such duties; provided, however, that Employee may participate in civic, charitable, and other not-for-profit activities and manage personal and family investments (including real estate development activities) to the extent that the same does not materially conflict with the discharge of his duties hereunder."

     5. Amendment of Paragraph 3.2. Paragraph 3.2 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

          "3.2 Bonus. Employee shall not be entitled to any bonus compensation as a result of the financial performance of the Company, Commerce and/or any of the Affiliated Entities, or as a result of the performance of his duties and responsibilities under this Agreement. Notwithstanding the foregoing, the board of directors of the Company, Commerce and/or any of the Affiliated Entities may, in its sole discretion, award Employee with such bonus compensation, if any, it deems to be warranted, in which case the amount will be similar to bonuses paid to other executives at Employee's level in any annual bonus pool approved by the board."

     6. Amendment of Paragraph 3.3. Paragraph 3.3 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

          "3.3 Bonus Upon Change in Control of the Company.

               "(a) Voluntary or Involuntary Termination Following a Change in Control. If Employee (i) voluntarily resigns for any reason, or (ii) receives written notice of termination from the Company, Commerce or any of the Affiliated Entities for any reason, in either case, within six (6) months following a transaction that would constitute a Change in Control (as defined in Section 3.3(b), below) if it had not been approved by the board of directors of the Company, Commerce or any of the Affiliated Entities that occurs during the Initial Term, then, in addition to the amounts due under Paragraph 7.3 of this Agreement, the Company shall pay Employee a cash bonus in an amount equal to $100,000 plus the amount of taxes payable by Employee under Internal Revenue Code Section 280G with respect to the bonus contemplated by this Paragraph 3.3.

               "(b) For purposes of this Agreement, a "Change in Control" shall mean any of the following events:

               (i) the acquisition by any person (as such term is defined in Section 13(c) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), other than (A) a trustee or other fiduciary holding securities of the Company or Commerce, respectively, under an employee benefit plan of the Company or Commerce, respectively; or (B) an entity in which the Company or Commerce directly or indirectly beneficially owns 50% or more of the voting securities of such entity (an "Affiliate"), of any securities of the Company or Commerce, immediately after which such Person has beneficial ownership (within the meaning of Rule 13d-3


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          promulgated under the 1934 Act) of fifty percent (50%) or more of (1)
          the outstanding shares of Common Stock of the Company or Commerce, or
          (2) the combined voting power of the Company's or Commerce's then outstanding securities entitled to vote generally in the election of directors;

               (ii) the Company or Commerce is a party to a merger or consolidation with a person other than an Affiliate which results in the holders of voting securities of the Company or Commerce outstanding immediately before such merger or consolidation failing to continue to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation; or

               (iii) all or substantially all of the assets of the Company or Commerce are, in any transaction or series of transactions, sold or otherwise disposed of (other than to any of the Affiliated Entities);

     provided, however, that in no event shall a "Change in Control" be deemed to have occurred for purposes of this Agreement (A) solely because the Company or Commerce engages in an internal reorganization, which may include a transfer of assets to, or a merger or consolidation with, one or more of the Affiliated Entities, creation of a holding company structure or a reincorporation; or (B) as a result of any transaction or series of transactions that has been approved by the board of directors of the Company, Commerce or any of the Affiliated Entities."

          "(c) Stock and Option Repurchase on Change of Control. Notwithstanding any other provision of this Agreement, in the event of a Change in Control which is determined by the Board to be a hostile takeover, (i) Employee's right to exercise any options to purchase stock of the Company or Commerce shall be accelerated as to all of the remaining shares then covered by the options which have not otherwise vested under the terms thereof, and (ii) Employee shall have the right, subject to applicable law, to require the Company or Commerce to repurchase from Employee all stock options and any shares owned of the Company or Commerce at a price per share equal to the lesser of (A) two times the market value of the Company's or Commerce's common stock on the date of the Change in Control, less the exercise price or (B) $10.00 per share."

     7. Amendment of Paragraph 3.5. Paragraph 3.5 of the Employment Agreement is hereby deleted in its entirety.

     8. Amendment of Paragraph 7.1(f). Paragraph 7.1(f) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

          "(f) the expiration of ten (10) days after receipt by the Company of written notice of termination executed by Employee if, during the Initial Term, without Employee's


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     written consent, there shall have been any adverse change in Employee's job responsibilities; or"

     9. Amendment of Paragraph 7.1. Paragraph 7.1 of the Employment Agreement is hereby amended to add a new Paragraph 7.1(h) to read as follows:

          "(h) the expiration of sixty (60) days after (i) receipt by the Company of written notice of termination executed by Employee, or (ii) receipt by the Employee of written notice of termination executed on behalf of the Company; provided, however, that the Company cannot provide this notice of termination without cause more than sixty (60) days before January 1, 2005, unless Employee agrees to an earlier end of this Agreement and the employment relationship without cause."

     10. Amendment of Paragraph 7.3. Paragraph 7.3 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

          "7.3 Separation Compensation. If Employee's employment terminates pursuant to Section 7.1(a), (b), (c) or (d) of this Agreement, Employee shall be entitled to receive the Base Salary and other compensation and benefits provided for under this Agreement through the date of termination, but shall not be entitled to receive any severance pay or non-vested employment benefits or options, or any other termination benefits, except to the extent otherwise required to be paid under applicable California law. If Employee's employment terminates for any reason other than pursuant to the provisions of this Agreement referred to in the immediately preceding sentence, including pursuant to Paragraph 7.1 (e), (f), (g) or
     (h), such as the termination of this Agreement upon the conclusion of the Initial Term or any termination without cause after the completion of the Initial Term, then Employee shall be entitled to receive (i) the Base Salary and other compensation and benefits provided for under this Agreement through the date of termination (which amount will be paid on Employee's last day of employment), (ii) an amount equal to Employee's then current annual Base Salary, and (iii) the Company will pay for Employee's health insurance premiums (including the continuation of dependent coverage (if any)) for up to eighteen months from the date of termination; provided Employee makes a timely COBRA election and provided further that Employee continues to contribute the same amount (if any) Employee currently contributes for health insurance premiums. The amount specified in clause
     (ii) above shall be payable in a lump sum within 2 business days following the termination of Employee's employment. The Company and Employee both agree that the amount of the severance payment specified by the immediately preceding sentence is reasonable under the circumstances existing at the time of the execution of this Agreement."

     11. Change in Control. Employee hereby acknowledges and agrees that in connection with the Transaction, he shall not be entitled to (a) receive a bonus under Paragraph 3.3 of the Employment Agreement or (b) exercise the stock repurchase option under Paragraph 3.5 of the Employment Agreement.

     12. Additional Representations. Employee represents and acknowledges that he has received all monies, compensation and/or benefits that are owed, or that he claims or could claim are owed, to him under the terms of the Employment Agreement or otherwise as a result of his


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employment by the Company through the date of this Amendment, including but not limited to, bonus compensation, if any, under Paragraph 3.2 of the Employment Agreement for the current or any preceding fiscal or calendar years.

     13. Effect of Amendment. Except as specifically amended herein, the Employment Agreement shall remain in full force and effect without any other changes, amendments or modifications.

     14. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     15. Further Acts. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Amendment.

     16. Entire Agreement. This Amendment and the Employment Agreement, as amended by this Amendment, sets forth the entire understanding of the parties with respect to the subject matter of the Employment Agreement, supersede all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

"Company"                               COMMONWEALTH ENERGY CORPORATION

                                        By:      /S/ ROBERT C. PERKINS
                                            ------------------------------------
                                             Robert C. Perkins
                                             Chairman, Compensation Committee

                                        By:      /S/ IAN B. CARTER
                                           -------------------------------------
                                             Ian B. Carter
                                             President, Chief Executive Officer
                                             and Chairman of the Board


"Commerce"                              COMMERCE ENERGY GROUP, INC.


                                        By:      /S/ IAN B. CARTER
                                           -------------------------------------
                                             Ian B. Carter
                                             President, Chief Executive Officer,
                                             Treasurer and Chairman of the Board


"Employee"                                       /S/ JOHN A. BARTHROP
                                        ----------------------------------------
                                                 John A. Barthrop


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